UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act 1934

Date of Report: May 15, 2006

a21, Inc.
(Exact name of registrant as specified in its charter)
Texas (State or Other Jurisdiction of Incorporation)	000-51285 (Commission File Number)	74-2896910 (I.R.S. Employer Identification No.)

7660 Centurion Parkway, Jacksonville, Florida (Address of Principal Executive Offices)		32256 (Zip Code)

Registrant’s telephone number, including areas code: (904) 565-0066

(Former Name or Former Address, is Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into Material Definitive Agreement.

See the description of the Merger Agreement, Notes, Warrant, Exchange Agreement and Guaranty (each as defined in Item 2.01) in Item 2.01.

Item 2.01 Completion of Acquisition or Disposition of Assets.

On May 16, 2006, AE Acquisition Corp. (“Merger Sub”), a Delaware corporation and wholly owned subsidiary of a21, Inc. ("a21"), a Texas corporation, merged with and into ArtSelect, Inc., a Delaware corporation ("ASI") pursuant to a merger agreement dated May 15, 2006 by and among a21, Merger Sub, ASI, the common and preferred stockholders of ASI listed on Schedule I thereto and Udi Toledano as the stockholder representative (the “Merger Agreement”). Pursuant to the terms of the Merger Agreement, ASI became a wholly owned subsidiary of a21. ASI supplies home and office framed and unframed wall décor to retailers, catalogers, membership organizations and consumers through both online and traditional retail and wholesale distribution channels (the “Business”). ASI's primary assets include receivables due from customers, product inventory, and equipment. a21 intends to continue to use ASI's assets to continue the Business. In connection with the transactions contemplated by the Merger Agreement, ASI is being joined as a party to the Securities Purchase Agreement by and among a21, SuperStock, and the purchasers listed therein, dated April 27, 2006. The Purchase Agreement was previously filed by a21 as an Exhibit to its Current Report on Form 8-K dated April 27, 2006.

In consideration for merger, the shareholders of ASI received an aggregate of $4,500,000 of cash, $2,350,000 in secured notes (the “Notes”) and $3,150,000 of Series A Preferred Stock (the “Preferred Stock”). Final adjustments will be made to the purchase price after finalization of ASI's closing balance sheet.

The Notes bear interest at 6% per year and mature on the earlier to occur of a change of control (as set forth in the notes) and May 15, 2009. The first year of interest on the principal balance of the Notes will be accrued and added to the principal thereof. After the first year, interest will be payable quarterly, in arrears. The Notes are secured by substantially all the assets of ASI (provided that, with respect to up to $3,000,000 of the assets of ASI, the Notes are junior to certain previously issed secured convertible notes) and the obligations of ASI pursuant to the Notes are guaranteed by a21 pursuant to a guaranty dated May 15, 2006 (the “Guaranty”). The Notes include customary events of default, including, but not limited to, the failure of ASI to pay any principal or interest when due, the breach of any representation or warranty in the Merger Agreement pursuant to which a21 acquired ASI (and which breach results in a material adverse effect on the likelihood that the Notes will be repaid), or the insolvency or bankruptcy of a21 or ASI. Upon the occurrence of an event of default, a Note will become due and payable, either automatically or upon notice from the representative of all the holders of the Notes, depending on the particular event of default.

The Preferred Stock has certain liquidation preferences and, pursuant to an exchange agreement entered into with each of the holders of Preferred Stock (the “Exchange Agreement”), after a21 increases the number of its authorized shares of common stock, is exchangeable for a21’s common stock at a minimum price per share of $0.75, subject to adjustment pursuant to weighted average anti-dilution provisions contained in the transaction documents. Pursuant to the Exchange Agreement, (i) the minimum exchange price may not be reduced to below $0.60, (ii) a21 may convert the Preferred Stock into common stock at 85% of the 20 day average trading price of the common stock, and (iii) a21 may redeem the Preferred Stock at its face value plus 5% per year.

On May 16, 2006, the holders of Preferred Stock exchanged all of the Preferred Stock for an aggregate of 4,200,000 shares of a21’s common stock at a per share price of $0.75 (the “Exchange Stock”). Pursuant to the terms of the Exchange Agreement, the Exchange Stock will not be issued by a21 until it increases the number of authorized shares of its common stock to accommodate such exchange.

The shareholders of ASI also received warrants to purchase 750,000 shares of a21’s common stock at $1.00 per share (the “Warrants”), exercisable for common stock only after a21 increases its authorized shares of common stock. The Warrants expire four years from the closing date of the merger.

a21 did not assume any material liabilities at closing other than ordinary course accounts payable and accrued expenses. The transaction was negotiated by the parties on an arms-length basis.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

Please see the description of Notes and the transactions pursuant to which they were issued in Item 2.01 of this Current Report on Form 8-K.

Item 3.02. Unregistered Sales of Equity Securities.

In connection with the merger of Merger Sub with and into ASI as described in Item 2.01 of this Current Report on Form 8-K, a21 issued Preferred Stock and Warrants and ArtSelect issued Notes to 24 accredited investors in connection with the Merger Agreement. No fees were paid to any party in connection with the issuance of such securities. The Preferred Stock was exchangeable for and the warrants are exercisable for shares of a21’s common stock as described in Item 2.01 of this Current Report on Form 8-K. a21 issued the foregoing securities in reliance on Section 4(2) of the Securities Act, based on the identity and number of investors.

On May 16, 2006, the holders of Preferred Stock exchanged all the outstanding shares of Preferred Stock for the Exchange Stock. Pursuant to the terms of the Exchange Agreement, the Exchange Stock will not be issued by a21 until it increases the number of authorized shares of its common stock to accommodate such exchange. No fees were or will be paid to any party in connection with the exchange of such securities. a21 will issue the foregoing securities in reliance on Section 4(2) of the Securities Act, based on the identity and number of investors.

Item 5.03. Amendments to Articles of Incorporation or By-laws; Change in Fiscal Year.

On May 16, 2006, a21 filed a Certificate of Designation creating the Preferred Stock and eliminating the previous series of Series A Preferred Stock, of which no shares were outstanding. Please see the description of the Preferred Stock in Item 2.01 of this Current Report on Form 8-K.

Item 9.01. Financial Statements and Exhibits.

Financial statements and pro forma financial information required by Items 9.01(a) and (b) will be filed by amendment to this Current Report on Form 8-K.

(c) Not applicable.

(d) Exhibits

Exhibit Number	Description
3.1	Series A Preferred Stock Designation
4.1	Form of Promissory Note dated May 15, 2006 by and among a21, ASI and each of the persons listed on Exhibit I to the Merger Agreement
4.2	Form of Warrant dated May 15, 2006 between a21 and each of the persons listed on Exhibit I to the Merger Agreement
10.1
Merger Agreement dated May 15, 2006, by and among a21, Inc., AE Acquisition Corp., ArtSelect, Inc., and the common and preferred stockholders of ArtSelect listed on Schedule I thereto and Udi Toledano as stockholder representative

10.2	Guaranty of a21 in favor of the holders of the Promissory Notes dated May 15, 2006
10.3	Form of Exchange Agreement dated May 15, 2006
99.1	Press Release dated May 16, 2006

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

a21, INC.

By:	/s/ Albert H. Pleus
Albert H. Pleus
Chief Executive Officer

Dated: May 19, 2006

EXHIBIT INDEX

Exhibit Number	Description
3.1	Series A Preferred Stock Designation
4.1	Form of Promissory Note dated May 15, 2006 by and among a21, ASI and each of the persons listed on Exhibit I to the Merger Agreement
4.2	Form of Warrant dated May 15, 2006 between a21 and each of the persons listed on Exhibit I to the Merger Agreement
10.1
Merger Agreement dated May 15, 2006, by and among a21, Inc., AE Acquisition Corp., ArtSelect, Inc., and the common and preferred stockholders of ArtSelect listed on Schedule I thereto and Udi Toledano as stockholder representative

10.2	Guaranty of a21 in favor of the holders of the Promissory Notes dated May 15, 2006
10.3	Form of Exchange Agreement dated May 15, 2006
99.1	Press Release dated May 16, 2006